Exhibit 99.1

Contacts: Sam Gradess Chief Financial Officer Alloy, Inc. 212/244-4307

For immediate release:

ALLOY DELAYS FILING 10-K
Filing Expected within the Next Two Weeks

     New York, NY – May 3, 2004 - Alloy, Inc. (Nasdaq:ALOY), a media, marketing services, direct marketing and retail company targeting the dynamic Generation Y population, today announced that it was unable to file its Form 10-K by the extended deadline of April 30, 2004 as its annual financial statements for its fiscal year ended January 31, 2004 and its independent auditor’s audit of such financial statements are not yet completed due to the additional audit procedures resultant from the Company’s acquisition of dELiA*s Corp. in September 2003 and the finalization of the goodwill and trademarks impairment determination which has resulted from the decline in operating profit in its direct marketing segment due to a decline in catalog response rates, along with the decision to cease production of the Girlfriends LA and Old Glory catalog titles. Alloy previously had filed a Form 12b-25 extending the date by which it was required to file its Form 10-K from April 15, 2004 to April 30, 2004. Alloy believes that the only material financial statement adjustment likely to occur relative to the financial statements presented in the Company’s March 30, 2004 earnings release will be a change in the writedown of goodwill and trademarks due to impairment, a non-cash item. The Company expects to file its Form 10-K in the next two weeks, though no assurance can be given that it will be able to meet such timetable. As a result of this late filing, the Company expects that NASDAQ will add an “E” designation to the Company’s trading symbol (making it ALOYE) until the Company files its 10-K.

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About Alloy

     Alloy, Inc. is a media, marketing services, direct marketing and retail company targeting Generation Y, a key demographic segment comprising the more than 60 million boys and girls in the United States between the ages of 10 and 24. Alloy’s convergent media model uses a wide range of media assets to reach more than 25 million Generation Y consumers each month. Through Alloy’s 360 Youth media and marketing services unit, marketers can connect with the Generation Y audience through a host of advertising and marketing programs incorporating Alloy’s media and marketing assets such as direct mail catalogs, college and high school newspapers, Web sites, school-based media boards, college guides, and sponsored on- and off-campus events. Alloy generates revenue from its broad reach in the Generation Y community by providing marketers advertising and marketing services through 360 Youth and by selling apparel, accessories, footwear, room furnishings and action sports equipment directly to the youth market through catalogs, Web sites and retail stores. For further information regarding Alloy, please visit our Web site (www.alloyinc.com) and click on “Investor Relations”. Information on 360 Youth’s marketing services can be found at www.360youth.com.

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. Factors that might cause or contribute to such differences include, among others, our ability to: increase revenues, generate high margin sponsorship and multiple revenue streams, increase visitors to our Web sites (www.alloy.com, www.ccs.com, and www.danscomp.com) and build customer loyalty; develop our sales and marketing teams and capitalize on these efforts, develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: our competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in our annual report on Form 10-K for the year ended January 31, 2003, as amended, which is on file with the Securities and Exchange Commission. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results or to changes in management’s expectations, except as may be required by law.

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